                                                                 Exhibit (c)(11)

                           ARVIDA/JMB PARTNERS, L.P.
                           900 NORTH MICHIGAN AVENUE
                            CHICAGO, ILLINOIS 60611
                                 312/440-4800



                                                               February 11, 1997


BY TELECOPIER AND FEDERAL EXPRESS

Raleigh Capital Associates, L.P.
100 Jericho Quadrangle
Suite 214
Jericho, New York 11753-2717

Attention: Peter Braverman, Vice President, Raleigh GP Corp.

Gentlemen:

     Pursuant to Section 7.2 of the Partnership Agreement, on February 11, 1997, the Special Committee of the General Partner of Arvida/JMB Partners L.P. (the "Partnership") denied your request for admission as a Substituted Limited Partner of the Partnership.

                                       Very truly yours,
                                       ARVIDA/JMB PARTNERS, L.P.

                                       By:  ARVIDA/JMB MANAGERS, INC.
                                            General Partner

                                       By:  /s/ J. D. Malkin

                                            Judd D. Malkin
                                            Chairman